EXHIBIT 99.E

                              AMENDMENT AGREEMENT


                                  dated as of


                                 June 30, 1999
                                 -------------


                                    BETWEEN


                        U.S. BANK, NATIONAL ASSOCIATION,
                    f/k/a FIRST BANK, NATIONAL ASSOCIATION,
                   f/k/a FIRST NATIONAL BANK OF MINNEAPOLIS,


                        as Lessor and as Owner Trustee,


                                      AND


                          WILTON AIRCRAFT CORPORATION,
                            successor in interest to
                         EMERY AIR FREIGHT CORPORATION,
                            successor in interest to
                      EMERY AIRCRAFT LEASING CORPORATION,


                                   as Lessee


                            ------------------------


                     One McDonnell Douglas DC-8-63 Aircraft
                       Re-engined as a McDonnell Douglas
                                DC-8-73 Aircraft

     THIS AMENDMENT AGREEMENT, dated as of June 30, 1999, to the Lease Agreement dated as of October 15, 1984 (as from time to time amended and supplemented and in effect, the "Lease"), as supplemented by the Lease Supplement No. 1 dated October 29, 1984 (the "Lease Supplement No. 1"), and the Lease Supplement No. 2 dated November 20, 1984 (the "Lease Supplement No. 2"), and as amended by the Amendment Agreement dated as of November 1, 1984 (the "First Amendment"), and the Amendment Agreement dated as of May 20, 1985 (the "Second Amendment"), between U.S. BANK, NATIONAL ASSOCIATION, f/k/a FIRST BANK, NATIONAL ASSOCIATION, f/k/a FIRST NATIONAL BANK OF MINNEAPOLIS, a national banking association, with a place of business at 180 East Fifth Street, St. Paul, Minnesota 55101, not in its individual capacity, except as otherwise specifically set forth in the Lease, but solely as Owner Trustee under the Trust Agreement referred to in
Section 1 of the Lease ("Lessor"), and Wilton Aircraft Corporation, a Delaware corporation, with its principle place of business at One Lagoon Drive, Redwood City, California 94065 ("Lessee"), successor in interest to Emery Air Freight Corporation ("EAFC"), a Delaware corporation, pursuant to the Assignment and Assumption Agreement dated November 18, 1988 (the "Second Assignment Agreement"), and EAFC as successor in interest to EMERY AIRCRAFT LEASING CORPORATION, a Delaware corporation ("EALC"), pursuant to the Assignment and Assumption Agreement dated as of April 29, 1988 (the "First Assignment Agreement");

                             W I T N E S S E T H :

     WHEREAS, the Lease is in respect of the lease of one McDonnell Douglas DC-8-63 Aircraft, re-engined as a McDonnell Douglas DC-8-73 Aircraft, having FAA Registration No. N961R (the "Aircraft");

     WHEREAS, the parties hereto, among others, have heretofore entered into a Participation Agreement dated as of October 15, 1984 ("Participation Agreement"), in respect of the purchase and re-engining of the Aircraft;

     WHEREAS, the Lease, as supplemented by the Lease Supplement No. 1, was filed for recordation with the Federal Aviation Administration (the "FAA") on October 29, 1984, and was recorded on November 6, 1984, as Conveyance No. N67534; the Lease Supplement No. 2 was filed for recordation with the FAA on November 20, 1984, and was recorded on December 11, 1984, as Conveyance No. H4373; the First Amendment was filed for recordation with the FAA on November 20, 1984, and was recorded on December 11, 1984, as Conveyance No. H43871; the Second Amendment was filed for recordation with the FAA on July 26, 1985, as Conveyance No. D74019; assigned by EALC to EAFC by the First Assignment Agreement, recorded November 3, 1988, as Conveyance No. 249594; and as further assigned by EAFC to Lessee by the Second Assignment Agreement, recorded February 24, 19898, as Conveyance No. R40821;

     WHEREAS, the Lease expires on January 2, 2000;

     WHEREAS, Lessee has given Lessor irrevocable notice, by letter dated March 15, 1998, of its exercise of its option, pursuant to Section 5(c)(iii) of the Lease, to extend the Term for an additional two and one-half year period, so that the Expiry Date is not July 2, 2002 (and there remains one additional two and one-half year extension option pursuant to such section); and

     WHEREAS, Lessor and Lessee wish to amend the Lease to reflect the extension and to make certain other changes to the Lease;

     NOW THEREFORE, in consideration of the mutual premises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. The first paragraph of Section 3(a) of the Lease shall be deleted in its entirety and the following shall be substituted therefor:

     (a) TERM AND BASIC RENT. The Term for the Aircraft or Equipment shall include the Interim Term, the Basic Term and the Extended Term for such Aircraft or Equipment. The Interim Term shall be the period commencing on the date hereof and ending on January 1, 1985. The Basic Term shall be the period commencing on January 2, 1985, and ending on January 2, 2000. The Basic Term Commencement Date shall be January 2, 1985. The Extended Term shall be the period commencing on January 2, 2000, and ending on July 2, 2002. The Extended Term Commencement Date shall be January 2, 2000. Lessee hereby agrees to make payments to Lessor of Basic Rent for the Aircraft or Equipment semiannually in arrears on each January 2 and July 2 throughout the Term for such Aircraft or Equipment, in immediately available funds, commencing on July 2, 1985, equal to, with respect to payments to be paid through January 2, 1990, 5.023453 percent of the Lessor's Cost, with respect to the payments to be paid from July 2, 1990, through January 2, 2000, 6.129262 percent of Lessor's Cost, and with respect to the payments to be paid from July 2, 2000, through July 2, 2002 US$566,084.45.

     2. Section 3(e) of the Lease shall be deleted in its entirety and the following shall be substituted therefor:

     (e) PAYMENT TO LOAN TRUSTEE. All Rent shall be paid by Lessee to Lessor at its office at First Bank Place East, Minneapolis, Minnesota, in funds of the type specified in Section 3(a); PROVIDED that so long as the Trust Indenture shall not have been discharged pursuant to
           Section 11.01 thereof, Lessor hereby directs, and Lessee agrees, that all Rent and the payment of interest referred to in the last paragraph of Section 3(a) payable to Lessor shall be paid: (i) through and including the payment due on January 2, 2000, directly to the Loan Trustee at State Street Bank and Trust Company, Fourth Floor, 225 Franklin Street, Boston, MA 02110, Attn: Corporate Trust

           Department, and (ii) from and after (but not including) the payment due on January 2, 2000, directly to Investors Asset Holding Company, c/o Equis Financial Group, 88 Broad Street, Boston, Massachusetts 02110. In each case payment shall be in funds of the type specified in Section 3(a), and each payee may specify other payment instructions for those payments due to it.

     3.    The following new Section 5(b)(iii) shall be added to the Lease:

     (iii) Notwithstanding anything to the contrary in this Section, the parties hereto hereby agree that in no event shall the purchase price of the Aircraft at the expiration of any Extended Term be greater than one hundred twenty percent (120%) or less than seventy-five percent (75%) of the Stipulated Loss Value as at such date as shown on EXHIBIT C-1.

     4. EXHIBIT C to the Lease Agreement shall be amended by adding the attached EXHIBIT C-1 thereto, and all references to "Exhibit C" throughout the Lease shall hereafter be deemed to refer to each of EXHIBIT C and EXHIBIT C-1.

     5. This Amendment Agreement may be executed by the parties hereto in separate counterparts, each of which when so delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     6. Capitalized terms used herein shall have the same meanings as those assigned in the Lease or the Participation Agreement, except as otherwise specifically provided herein.

     7. This Amendment Agreement shall be delivered in the State of Connecticut and shall in all respects be governed by, and construed in accordance with, the laws of the State of Connecticut, including all matters of construction, validity and performance.

     8. Except as specifically amended or modified hereby, the Lease and all related documents and instruments shall continue in full force and effect.



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                                       4

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

One Lagoon Drive                       WILTON AIRCRAFT CORPORATION
Redwood City, California  94065

                                       By: /s/ [ILLEGIBLE]
                                           ---------------------------------

                                       Title: Vice President
                                              ------------------------------

180 East Fifth Street                  U.S. BANK, NATIONAL ASSOCIATION,
St. Paul, Minnesota  55101             f/k/a FIRST BANK, NATIONAL
Attn:  Corporate Finance Group         ASSOCIATION, f/k/a FIRST NATIONAL
                                       BANK OF MINNEAPOLIS, not in its
                                       individual capacity, except as otherwise set forth herein, but solely as Owner
                                       Trustee

                                       By: /s/ DARLENE GARSTEIG
                                           ---------------------------------
                                           Darlene Garsteig

                                       Title: Trust Officer
                                              ------------------------------


     The undersigned General Electric Company, a limited guarantor pursuant to that certain Limited Guarantee Agreement dated as of October 15, 1984 (the "Limited Guarantee"), hereby consents to the foregoing and reaffirms that the Limited Guarantee remains in full force and effect with respect to the Lease as amended hereby.

                                       GENERAL ELECTRIC COMPANY


                                       By:
                                           ---------------------------------

                                       Title:
                                              ------------------------------
                                       5

     The undersigned Emery Air Freight Corporation, a guarantor pursuant to
Section 17 of that certain Participation Agreement dated as of October 15, 1984, as amended (the "Guarantee"), hereby consents to the foregoing and reaffirms that the Guarantee remains in full force and effect with respect to the Lease as amended hereby.

                                       EMERY AIR FREIGHT CORPORATION


                                       By: /s/ [ILLEGIBLE]
                                           ---------------------------------

                                       Title: Vice President
                                              ------------------------------


     The undersigned State Street Bank and Trust Company of Connecticut, N.A., successor in interest to State Street Bank and Trust Company, successor in interest to The New Connecticut Bank and Trust Company, National Association, successor in interest to The Connecticut Bank and Trust Company, National Association, successor in interest to The Connecticut Bank and Trust Company, National Association, in its capacity as Loan Trustee pursuant to that certain Participation Agreement dated as of October 15, 1985, as amended (the "Participation Agreement"), and not individually, hereby acknowledges and agrees to the foregoing.

                                       STATE STREET BANK AND TRUST
                                       COMPANY OF CONNECTICUT, N.A.,
                                       as Loan Trustee and not individually


                                       By:
                                           ---------------------------------

                                       Title:
                                              ------------------------------

                                                                 EXHIBIT C-1
                                                              to Lease Agreement

                       Emery Aircraft Leasing Corporation
                      EXHIBIT C-1: Stipulated Loss Values

AFTER PAYMENT DUE ON:                                 STIPULATED LOSS VALUE

      02-Jan-00                                           $16,705,475.00
      02-Jul-00                                           $16,252,425.13
      02-Jan-01                                           $15,784,162.70
      02-Jul-01                                           $15,299,230.32
      02-Jan-02                                           $14,796,066.62
      02-Jul-02                                           $14,272,998.39
      02-Jan-03                                           $13,728,232.06
      02-Jul-03                                           $13,159,844.65
      02-Jan-04                                           $12,565,773.92
      02-Jul-04                                           $11,943,807.86
      02-Jan-05                                           $11,084,574.00

The Stipulated Loss Value for each date set forth in this EXHIBIT C-1 equals a percentage of the Lessor's Cost for the Equipment subject to the Lease for purposes hereof.

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